                   SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C. 20549

                              ------------

                                FORM 8-K

                             CURRENT REPORT

                 Pursuant to Section 13 or 15(d) of the

                    Securities Exchange Act of 1934

                          ---------------------

   Date of Report (Date of earliest event reported:) December 22, 1998

                            ---------------

                              Iridium LLC

        Delaware                                         52-1984342
    (State or other             0-22637-01            (I.R.S. Employer
    jurisdiction of          (Commission File          Identification
     organization)               Number)                  Number)

              1575 Eye Street, N.W., Washington, DC 20005
                             (202) 408-3800

                            ---------------

                         Iridium Operating LLC

        Delaware                                         52-2066319
    (State or other             0-22637-02            (I.R.S. Employer
    jurisdiction of          (Commission File          Identification
     organization)               Number)                  Number)

              1575 Eye Street, N.W., Washington, DC 20005
                             (202) 408-3800

                            ---------------

                   Iridium World Communications Ltd.

        Bermuda                                          52-2025291
    (State or other              0-22637              (I.R.S. Employer
    jurisdiction of          (Commission File          Identification
     organization)               Number)                  Number)

       Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda
                             (441) 295-5950

                             --------------

                           Iridium Capital Corporation

        Delaware                                         52-2048739
    (State or other            333-31741-03           (I.R.S. Employer
    jurisdiction of          (Commission File          Identification
     organization)               Number)                  Number)

              1575 Eye Street, N.W., Washington, DC 20005
                             (202) 408-3800

                            ---------------

                             Iridium IP LLC

        Delaware                                         52-2048736
    (State or other            333-31741-01           (I.R.S. Employer
    jurisdiction of          (Commission File          Identification
     organization)               Number)                  Number)

              1575 Eye Street, N.W., Washington, DC 20005
                             (202) 408-3800

                            ---------------

                          Iridium Roaming LLC

        Delaware                                         52-2048734
    (State or other            333-31741-02           (I.R.S. Employer
    jurisdiction of          (Commission File          Identification
     organization)               Number)                  Number)

              1575 Eye Street, N.W., Washington, DC 20005
                             (202) 408-3800

                            ---------------

                     Iridium Facilities Corporation

        Delaware                                         52-2083969
    (State or other            33-44349-04            (I.R.S. Employer
    jurisdiction of          (Commission File          Identification
     organization)               Number)                  Number)

              1575 Eye Street, N.W., Washington, DC 20005
                             (202) 408-3800

                            ---------------


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



           This current report on Form 8-K is filed jointly by Iridium LLC (the "Parent"), Iridium Operating LLC ("Operating"), Iridium World Communications Ltd. ("IWCL"), Iridium Capital Corporation ("Capital"), Iridium Roaming LLC ("Roaming"), Iridium IP LLC ("IP") and Iridium Facilities Corporation ("Facilities").

           IWCL acts as a member of the Parent and has no other business. Operating is a wholly owned subsidiary of the Parent. The business of Operating, operating the Iridium system and offering Iridium services, constitutes substantially all of the business of the Parent. Capital, Roaming, IP and Facilities are wholly owned subsidiaries of Operating.

Item 5.  Other Events

EXPECTED ACQUISITION OF CLAIRCOM COMMUNICATIONS GROUP, INC.

           On December 22, 1998, the Parent and Iridium Aero Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Parent ("Iridium Aero"), entered into a Stock Purchase Agreement (the "Purchase Agreement") pursuant to which Iridium Aero agreed to acquire all of the outstanding capital stock (the "Claircom Shares") of Claircom Communications Group, Inc., a Delaware corporation ("Claircom"), from ATG I, Inc., a Delaware corporation and a wholly owned subsidiary of AT&T Wireless Services, Inc., and Rogers Cantel Inc. See the press release of December 22, 1998 attached hereto as
Exhibit 1.

           Iridium Aero agreed to acquire the Claircom Shares for an estimated aggregate price of approximately $65 million, consisting of approximately $25.6 million in cash to be paid at closing and approximately $39.4 million of notes of Claircom which will be guaranteed by the Parent and issued to the sellers of the Claircom Shares immediately prior to closing. The aggregate purchase price is subject to certain adjustments, including working capital adjustments and adjustments for capital expenditures made for the benefit of Claircom prior to the closing. The Claircom notes issued to the sellers of the Claircom Shares will have a term of nine years and will pay interest at a rate of 8% per annum but will not require any payments for the first two years following their issuance - interest accrued during the first two-year period will be added to the principal amount of the notes. The Claircom notes also will contain certain restrictive covenants, including restrictions on dividends, and will be secured by substantially all of the assets of Claircom and a pledge of the Claircom Shares by Iridium Aero.

           The consummation of the acquisition of the Claircom Shares is subject to certain significant conditions, including regulatory approval. For a complete understanding of the terms of the expected acquisition, including the conditions to closing and the adjustments to the purchase price, see the Purchase
Agreement attached hereto as Exhibit 2.

ESTABLISHMENT OF NEW BANK CREDIT FACILITIES - ESTIMATED FUTURE FUNDING REQUIREMENTS

           In the fourth quarter of 1998, Operating began the transition from a development stage company into an operating company and, as a result, the characteristics of its funding requirements are changing. In their efforts to secure financing for the commercial operation of the Iridium system and the offering of Iridium services, the Parent and Operating recently entered into a series of transactions, including the closing of three new bank facilities. The following discussion provides an overview of those transactions and summarizes the registrants' current expectations regarding the future funding requirements of the Parent and Operating.


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New Bank Facilities and Credit Support Arrangements with Motorola

           On December 23, 1998, Operating closed three new bank credit facilities that provide for an aggregate of up to approximately $1.55 billion of borrowings - (i) a senior secured credit facility in the amount of $800 million due December 29, 2000 (the "Secured Bank Facility") and (ii) a $475 million term credit facility due December 29, 2000 and a $275 million revolving credit facility due December 31, 2001 (collectively, the "Guaranteed Bank
Facilities"). Operating used (i) approximately $683 million of the funds available under these new bank facilities to repay its outstanding bank debt, of which approximately $410 million was due to mature on December 31, 1998 and
(ii) approximately $370 million of such funds to make payments under its various contracts with Motorola.

           Borrowings under the Guaranteed Bank Facilities are guaranteed by Motorola. In addition, Motorola has unconditionally agreed to guarantee up to $300 million of borrowings under the Secured Bank Facility, if such guarantee is required pursuant to the terms of the Secured Bank Facility. Motorola has agreed to provide such guarantees and other credit support pursuant to a memorandum of understanding among Motorola, the Parent and Operating (the "Motorola MOU").
The Parent and Operating have agreed to compensate Motorola with equity and cash interest for providing such guarantees and other credit support pursuant to an agreement regarding guarantee among Motorola, the Parent and Operating (the "Motorola ARG").

           The registrants announced the closing of the Secured Bank Facility and the Guaranteed Bank Facilities on December 23, 1998. See the press release attached as Exhibit 3.

           A form of each of the Secured Bank Facility credit agreement (Exhibit
4), the Guaranteed Bank Facilities credit agreement (Exhibit 5), the Motorola MOU (Exhibit 6) and the Motorola ARG (Exhibit 7) has been filed as an exhibit to this report. For a complete understanding of the terms of these agreements, you should read these exhibits.

Secured Bank Facility

           As of December 30, 1998, Operating had drawn $500 million under the $800 million Secured Bank Facility. Borrowings under the Secured Bank Facility mature on December 29, 2000. The parties to the Secured Bank Facility are Operating, Chase Securities Inc. and Barclays Bank PLC, as Global Lead Arrangers and Joint Book Managers, The Chase Manhattan Bank, as Administrative Agent and Collateral Agent, Barclays Bank PLC, as Documentation Agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Syndication Agent, and a syndicate of lenders. Opertating expects to draw an additional $300 million, the remaining available amount under the Secured Bank Facility, by January 22, 1999.

           Collateral. Operating's obligations under the Secured Bank Facility are secured by pledges of and security interests in (i) substantially all of Operating's assets, including the Iridium system, (ii) the Parent's equity interest in Operating and (iii) the reserve capital call (the commitment of 17 of the Parent's strategic investors to purchase up to 18,206,550 Class 1 Membership Interests in the Parent ("Class 1 Interests") at a price of $13.33 per Class 1 Interest, representing an aggregate purchase price of up to approximately $243 million).

           Conditional Obligation to Provide Motorola Guarantee. Pursuant to the Motorola MOU, Motorola has agreed to guarantee up to $300 million of borrowings under the Secured Bank Facility under certain circumstances. Under the terms of the Secured Bank Facility, Operating is required to have Motorola guarantee $300 million of borrowings under the Secured Bank Facility if either (i) a default under the Secured Bank Facility occurs or (ii) Operating does not achieve certain funding and revenue targets. These funding and revenue targets include, without limitation, (A) that Operating (through the Parent and IWCL) raise at least $150 million in proceeds from equity issuances and (B) that Operating have cumulative accrued revenues (by the last day of the month indicated) of not less than $25 million (February 1999), $45 million (March 1999), $75 million (April
1999), $115 million (May 1999), $200 million (June 1999), $300 million (July
1999) and $425 million (August 1999). The conditional


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obligations of Operating and Motorola with respect to the guarantee of $300 million of borrowings under the Secured Bank Facility terminate if Operating either (i) raises (through the Parent and IWCL) at least $250 million in proceeds from equity issuances prior to February 28, 1999 or (ii) raises (through the Parent and IWCL) at least $150 million in proceeds from equity issuances prior to February 28, 1999 and meets one of certain minimum monthly revenue requirements and, in each case (i) and (ii), Operating certifies to the lenders under the Secured Bank Facility that it believes it has committed or available funding (including projected revenues) to meet its projected costs. If Motorola is required to guarantee any borrowings under the Secured Bank Facility, the Parent and Operating would be required to compensate Motorola with equity in the form of warrants to purchase Class 1 Interests pursuant to the Motorola ARG.

           Covenants. The Secured Bank Facility contains various covenants of Operating. One group of covenants requires Operating to satisfy certain minimum revenue and subscriber levels with respect to Iridium services, including that
(i) at March 31, 1999 it have cumulative cash revenues of at least $4 million, have cumulative accrued revenues of at least $30 million, have at least 27,000 Iridium World Satellite Service subscribers and have at least 52,000 total subscribers; (ii) at June 30, 1999 it have cumulative cash revenues of at least $50 million, have cumulative accrued revenues of at least $150 million, have at least 88,000 Iridium World Satellite Service subscribers (which does include customers that are exclusively roaming, paging or calling card customers) and have at least 213,000 total subscribers; and (iii) at September 30, 1999 it have cumulative cash revenues of at least $220 million, have cumulative accrued revenues of at least $470 million, have at least 173,000 Iridium World Satellite Service subscribers and have at least 454,000 total subscribers. Other financial and operations related covenants in the Secured Bank Facility require Operating to comply with certain financial ratios as of various dates, including maximum debt to total invested capital, maximum secured debt to earnings, maximum debt to earnings and minimum interest expense to earnings. The Secured Bank Facility contains covenants related to, among other things, the maintenance of minimum system performance, the maintenance of insurance, the maintenance of regulatory authority to offer Iridium World Satellite Service in a minimum number of countries and the permitted uses of revenues from operations, borrowed funds and proceeds from the issuance of debt and equity securities. The Secured Bank Facility also restricts Operating's ability to incur additional indebtedness, make dividend and other payments and merge, consolidate or sell certain of its assets. In addition, the Secured Bank Facility requires mandatory prepayment in the event debt and equity issuances or cash flows exceed certain thresholds.

           Factors that Could Affect Ability to Comply with Indebtedness Covenants. For Operating to comply with the financial and operations related covenants in the Secured Bank Facility, the Guaranteed Bank Facilities and Operating's other indebtedness, it will have to make a timely and successful transition from a development stage company into an operating company and generate substantial demand for its services. While the registrants believe that Operating will be able to satisfy these covenants, various factors, including those discussed in Exhibit 99 to the registrants' report on Form 10-Q for the quarter ended September 30, 1998, could prevent Operating from satisfying these covenants. If Operating is unable to satisfy the covenants in the Secured Bank Facility, the lenders under the Secured Bank Facility generally would have the right to declare a default and could pursue various remedies, including, without limitation, enforcing their security interest in substantially all of the assets of Operating (which include the Iridium system and represent substantially all of Parent's assets) and the Parent's equity interest in Operating.

           Events of Default. Events of default under the Secured Bank Facility include, but are not limited to: (i) failure to pay interest, principal or other amounts with respect to the Secured Bank Facility; (ii) impairment of material provisions of specified agreements relating to the Iridium system or the cessation of such provisions to be valid, binding and in full force and effect;
(iii) certain events of bankruptcy, insolvency, reorganization or liquidation affecting the Parent, Operating, Motorola, certain of their subsidiaries or certain other parties; (iv) a cross-default to other indebtedness of the Parent, Operating, Motorola or certain of their respective subsidiaries in excess of specified amounts; (v) final judgments with respect to Operating, Motorola or certain of their respective subsidiaries in excess of specified amounts; (vi) failure by Operating, Motorola, certain of their respective subsidiaries or other project parties to obtain or maintain necessary telecommunications or other regulatory approvals; (vii) breaches of covenants by the Parent, Operating, its subsidiaries or Motorola; (viii) failure of any representation or warranty made by the Parent, Operating, its subsidiaries, Motorola or any other project


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party in connection with the Secured Bank Facility; (ix) failure of the perfection of the liens granted by the Parent, Operating, its subsidiaries or Motorola, as the case may be; (x) failure of the Parent to own all of the equity interests in Operating; and (xi) breach by Motorola of specified agreements relating to the Iridium system.

           Interest. Borrowings under the Secured Bank Facility bear interest, at the option of Operating, at the rate of either (i) the adjusted base rate (generally, the higher of the Federal Funds Rate as established by the Federal Reserve Bank of New York, plus 0.5%, or Chase's prime commercial lending rate) plus 2.75% or (ii) an applicable LIBOR rate (which is based on a formula relating to the London interbank offered rate for a given interest period) plus 4.0%.

Guaranteed Bank Facilities

           The Guaranteed Bank Facilities consist of a $475 million term credit facility that matures on December 29, 2000 and a $275 million revolving credit facility that matures on December 31, 2001. The parties to each of the Guaranteed Bank Facilities are Operating, Chase Securities Inc. and Barclays Bank PLC, as Global Lead Arrangers and Joint Book Managers, The Chase Manhattan Bank, as Administrative Agent, Barclays Bank PLC, as Documentation Agent and, in the case of each facility, a different (but partially overlapping) syndicate of lenders. As of December 30, 1998, Operating had drawn an aggregate of $510 million under these facilities ($470 million under the term facility and $40 million under the revolving facility) and Operating expects to draw an additonal $115 million under the revolving facility on December 31, 1998.

           Motorola Guarantee. Borrowings under the Guaranteed Bank Facilities are guaranteed by Motorola. Pursuant to the Motorola ARG, the Parent and Operating are required to compensate Motorola with equity (in the form of warrants to purchase Class 1 Interests and, in certain cases, warrants to purchase Class A Common Stock of IWCL ("Class A Common Stock")) and cash interest for guaranteeing borrowings under the Guaranteed Bank Facilities. Pursuant to the terms of the Guaranteed Bank Facilities, Iridium may have access to no more than an aggregate of $745 million of borrowings in order to ensure that the Motorola $750 million guarantee covers additional obligations of Operating to the lenders under the facilities.

           Covenants. The Guaranteed Bank Facilities contain covenants of Operating related to, among other things, maintenance of insurance and restrictions on the ability of Operating to incur additional indebtedness, make dividend and other payments and merge, consolidate or sell certain of its assets. The Guaranteed Bank Facility does not have covenants that are directly tied to Operating's revenues or subscriber levels.

           Events of Default. Events of default under the Guaranteed Bank Facilities include, but are not limited to: (i) failure to pay interest, principal or other amounts with respect to the Guaranteed Bank Facility, (ii) certain events of bankruptcy, insolvency, reorganization of liquidation affecting Operating, Motorola and certain of their respective subsidiaries,
(iii) cross default to other indebtedness of Operating, Motorola or certain of their respective subsidiaries in excess of specified amounts, (iv) final judgments with respect to Operating, Motorola or certain of their respective subsidiaries in excess of certain amounts, (v) breaches of covenants by Operating or Motorola and (vi) failure of any representation or warranty made by Operating or Motorola in connection with the Guaranteed Bank Facility.

           Interest. Borrowings under the Guaranteed Bank Facilities bear interest, at the option of Operating, at the rate of either (i) the adjusted base rate (generally, the higher of the Federal Funds Rate as established by the Federal Reserve Bank of New York, plus 0.5 %, or Chase's prime commercial lending rate) or (ii) an applicable LIBOR rate plus 0.75%.

Motorola MOU

           In connection with the establishment of the Secured Bank Facility and the Guaranteed Bank Facilities, Motorola, the Parent and Operating entered into the Motorola MOU which generally relates to


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the credit support arrangements among Motorola, the Parent and Operating and which amended and restated a previous memorandum of understanding among those parties. Under the Motorola MOU, Motorola has agreed to, among other things, (i) guarantee up to $750 million of obligations under the Guaranteed Bank Facilities, (ii) consent to and agree to either (a) an amendment to the Guaranteed Bank Facilities and the related guarantee agreement (or to entry into a new bank credit facility and guarantee agreement with the same material terms (other than pricing)) that together provide for a $350 million increase in the Motorola guaranteed borrowings available thereunder or (b) a guarantee of up to $300 million of borrowings under the Secured Bank Facility, if required, (with the difference between the amount so guaranteed and $350 million continually available for an increase in the Guaranteed Bank Facilities as described in
(a)), (iii) permit Operating to defer its obligations to pay up to an aggregate of $400 million of payments under the Operations and Maintenance Contract for the Iridium system (the "O&M Contract"), until December 29, 2000, (iv) guarantee up to $400 million of additional borrowings under a bank credit facility with terms (other than pricing) identical in all material respects to the Guaranteed Bank Facilities on the condition that such additional guaranteed borrowings be used exclusively to make payments to Motorola for deferred obligations under the O&M Contract (as described in (iii) above), (v) subordinate certain of its claims vis-a-vis Operating to the lenders under the Secured Bank Facility and
(vi) consent to an amendment to the $275 million revolving facility portion of the Guaranteed Bank Facilities that would extend the maturity of such facility to beyond the maturity of Operating's Senior Notes (the Senior Notes are due July 15, 2005). The Parent and Operating have agreed under the Motorola MOU that they will compensate Motorola for providing guarantees, O&M Contract deferral rights and other credit support (collectively, the "Motorola Exposure", which generally includes the aggregate amount guaranteed by, or permitted to be deferred by, Motorola) on the terms set forth in the Motorola ARG.

           The Parent and Operating have also agreed under the Motorola MOU that they (i) will use their best efforts to reduce the Motorola Exposure to no more than $275 million by the earliest possible date, including obtaining bank credit agreements not guaranteed by Motorola, issuing debt and equity securities (under certain conditions) and using revenues from operations (if available) to reduce the available borrowings under credit facilities guaranteed by Motorola and to pay amounts deferred under contracts with Motorola, (ii) use their best efforts to obtain, on or before October 1, 1999, a bank credit agreement (guaranteed by Motorola on the conditions described above) to finance the payment of all deferred amounts under the O&M Contract, (iii) will not have outstanding (in the aggregate) in excess of (a) $1.7 billion of indebtedness for borrowed money that is secured by the assets of Operating or (b) $1.62 billion in aggregate principal amount of senior notes, (iv) will not make certain acquisitions without Motorola's consent and (v) will provide Motorola with the right (in addition to Motorola's rights to representation based on its holdings of Class 1 Interests) to appoint one additional director to the Boards of Directors of the Parent and Operating any time the Motorola Exposure exceeds $275 million and the right to appoint a second additional director to the Boards of Directors of the Parent and Operating any time the Motorola Exposure exceeds $750 million.

           Motorola's obligations to guarantee up to $300 million of borrowings under the Secured Bank Facility and to defer receipt of up to $400 million in payments under the O&M Contract are unconditional. All of Motorola's other obligations under the Motorola MOU, including, without limitation, its obligation to consent to and agree to an amendment to the Guaranteed Bank Facilities and the related guarantee agreement (or to entry into a new bank credit facility and guarantee agreement with the same material terms (other than principal)) that together provide for a $350 million increase in the Motorola guaranteed borrowings available thereunder, are conditioned upon the Parent and Operating complying with the terms of the Motorola MOU, the Motorola ARG, the O&M Contract and other agreements with Motorola, including their payment obligations under each such agreement. In addition, while Motorola has agreed to consent to (i) a $350 million increase in the amount of guaranteed borrowings available under the Guaranteed Bank Facilities (or a new credit facility with terms (other than pricing) identical in all material respects) if Operating's conditional obligation to have Motorola guarantee borrowings under the Secured Bank Facility terminates and (ii) to an extension of the maturity of the $275


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million revolving facility component of the Guaranteed Bank Facilities, there can be no assurance that (i) Operating will satisfy the terms of the Secured Bank Facility which would terminate its conditional obligation to have Motorola guarantee borrowings under the Secured Bank Facility, (ii) the lenders under the Guaranteed Bank Facilities would agree to any such amendments or (iii) that such a new credit facility would be available.

Motorola ARG

           In connection with the establishment of the Secured Bank Facility and the Guaranteed Bank Facilities, Motorola, the Parent and Operating also entered into the Motorola ARG which generally relates to the compensation obligations of the Parent and Operating for Motorola's provision of credit support and which amended and restated a previous agreement among the parties. Payments under the Motorola ARG are based on the amount and duration of Motorola Exposure and are due and payable quarterly. Prior to October 1, 1999, Motorola's compensation for Motorola Exposure relating to the deferred amounts under the O&M Contract is cash interest on the amount deferred at an annual interest rate of 12%. For Motorola Exposure relating to guarantees of borrowings that exists prior to October 1, 1999, the Parent and Operating generally are required to compensate Motorola with cash interest and equity (including, at Motorola's option, warrants to purchase either Class 1 Interests or shares of Class A Common Stock). Prior to October 1, 1999, Motorola's compensation for Motorola Exposure relating to the Guaranteed Bank Facilities and any bank facility used to refinance the payment of amounts deferred under the O&M Contract is based on the terms of Operating's Series A and Series B Senior Notes. This "High Yield Based Compensation" equals (i) interest on the Motorola Exposure at an annual interest rate equal to the amount, if any, by which the interest rate on the Guaranteed Bank Facilities (or other bank facility) is less than 13.625% (the weighted average interest rate on the Series A and Series B Senior Notes) plus (ii) the payment warrants to purchase 66.758 Class 1 Interests of Iridium LLC (or shares of Class A Common Stock) per day per each $100 million of Motorola Exposure at a purchase price of $20.90 per interest (or share) (approximately the average daily warrant compensation paid to purchasers of Series A Senior Notes).

           After October 1, 1999, the Parent generally is required to pay Motorola equity compensation (in the form of warrants to purchase Class 1 Interests at a purchase price of $0.00013 per interest) for all Motorola Exposure unless the aggregate Motorola Exposure is less than or equal to $275 million, in which case the Parent and Operating may pay Motorola High Yield Based Compensation. During this period, the amount of warrant compensation payable per dollar of Motorola Exposure increases substantially as the Motorola Exposure increases. In addition, the Parent is required to compensate Motorola for any Motorola Exposure resulting from Motorola making available any part of the additional $350 million in guarantees of borrowings discussed above (whether with respect to existing borrowings under the Secured Bank Facility or new borrowings) regardless of when such Motorola Exposure is incurred.

           Motorola Has Earned and Is Expected to Earn Substantial Equity Compensation. As of December 15, 1998, for providing guarantees of bank credit facilities and other credit support, Motorola had earned warrants to purchase
(i) 7,741,346 Class 1 Interests at a price of $.00013 per interest and (ii) 39,828 Class 1 Interests at a price of $20.90 per interest. The amount of equity compensation Motorola will earn in the future depends significantly upon the amount of future Motorola Exposure and could be substantial for a variety of reasons, including if the Parent and Operating are unable to reduce the Motorola Exposure to $275 million or less prior to October 1, 1999. While the Parent and Operating have agreed with Motorola that they will use their best efforts to reduce the Motorola Exposure to $275 million or less as soon as possible, the ability of the Parent and Operating to repay or replace borrowings guaranteed by Motorola or pay or finance (without a Motorola guarantee) deferrals of amounts due to Motorola depends on a variety of factors, including Operating's ability to attract customers and generate revenues and factors beyond the control of the Parent and Operating such as the condition of the bank lending and securities markets. If the Parent and Operating reduce the Motorola Exposure to $275


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million for the period from October 1, 1999 through December 29, 2000 ($275 million of Motorola Exposure for approximately 15 months), Motorola would earn warrants to purchase approximately 84,000 Class 1 Interests (or shares of Class A Common Stock) at a price of $20.90 per interest (or share) plus cash interest. However, if Operating draws all amounts available under the $750 million Guaranteed Bank Facilities and defers the payment of an aggregate of $400 million under the O&M Contract and this aggregate amount of Motorola Exposure remains in place in full from October 1, 1999 through December 29, 2000 ($1.15 billion of Motorola Exposure for approximately 15 months), Motorola would earn warrants to purchase approximately 12.9 million Class 1 Interests at a price of $0.00013 per interest pursuant to the Motorola ARG.

Estimated Funding Requirements and Sources and Uses of Funds by the Parent and Operating

           Estimated Sources and Uses of Funds for 1999. At year end 1998, the Parent and Operating expect to have available for 1999 aggregate sources of external funding of approximately $909 million, after giving effect to the Offering. The Parent and Operating expect that their cash needs for 1999 will be approximately $1.65 billion.

           The following table summarizes the estimated funding requirements, sources of funds and uses of funds of the Parent and Operating for 1999. You should read the notes accompanying this table.

                                   Estimate Sources and Uses of Funds for 1999
                                   -------------------------------------------
                                             (dollars in millions)

Sources of Funds                                                    Uses of Funds
----------------                                                    -------------

                                                                    Space System Contract(4)........................         $ 55

                                                                    Terrestrial network development
Cash balance at year end 1998......................         $ 10         contract(5)................................          130

Additional amounts available under the
     Secured Bank Facility(1)......................          300    O&M Contract(2).................................          537

Additional amounts available under the                              Business support systems and
     Guaranteed Bank Facilities(1).................          120         related expenditures.......................          100

Additional vendor financing amounts
     (O&M contract) or the O&M bank
     facility(2)...................................          314    Net interest and financing costs(6).............          391
                                                           -----

                                                            $744    Acquisition of Claircom.........................           26

                                                                    Operating expenses and working
                                                                    capital.........................................          414
                                                                                                                            -----

Required revenues from operations or
     other source(3)...............................          909
                                                           -----

        Total estimated sources for 1999...........       $1,653            Total estimated uses for 1999...........       $1,653
                                                           =====                                                            =====


(1) On December 23, 1998, Operating closed three new bank credit facilities providing for an aggregate amount of approximately $1.55 billion of borrowings - (i) The $800 million Secured Bank Facility and
     (ii) the $750 million (collectively) Guaranteed Bank Facilities.


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


     Operating expects that as of December 31, 1998, it will have drawn $500 million under the Secured Bank Facility and an aggregate of $625 million under the Guaranteed Bank Facilities. Operating used approximately $682 million of these funds to repay its outstanding bank debt, of which $410 million was due to mature on December 31, 1998.

(2) The O&M Contract provides for the day-to-day management of the space segment of the Iridium system and Operating expects the O&M Contract to be one of its single most significant uses of funds during its initial operational stage. The O&M Contract is a fixed price contract (subject to certain adjustments). Payments under the O&M Contract are expected to aggregate approximately $2.88 billion over the initial five year term of the contract ending in November 2003. Under the Motorola MOU, Motorola has agreed to permit Operating to defer its obligations to pay up to an aggregate of $400 million of payments until December 29, 2000. The Parent and Operating have agreed with Motorola to use their best under the O&M Contract efforts to obtain, on or before October 1, 1999, a bank credit agreement (which Motorola has conditionally agreed to guarantee) to finance the payment of all such deferrals by October 1, 1999. Operating expects to finance the payment of approximately $400 million of deferred payments under the O&M Contract by obtaining a new bank credit facility guaranteed by Motorola by October 1, 1999. There can be no assurance that Operating will be able to obtain such a new bank credit agreement.

(3) Parent's 1999 funding plans include a proposed public offering by IWCL of shares of its Class A Common Stock and the investment by IWCL of the net proceeds currently estimated at approximately $290 million in Parent's Class 1 Interests. Pursuant to the Motorola MOU, Motorola has committed to guarantee an additional $350 million of borrowings under Operating's bank credit agreements. Currently, $300 million of this amount is reserved in respect of Operating's contingent obligation to have Motorola guarantee $300 million of borrowings under the Secured Bank Facility. This conditional obligation of Operating terminates if Operating raises (though the Parent and IWCL) at least $250 million in proceeds from equity issuances prior to February 28, 1999. On the assumption that IWCL's proposed offering will be completed by February 28, 1999, Parent's 1999 expected funding sources would also include an additional $350 million of borrowings guaranteed by Motorola (subject to the availability of such a bank credit facility). If IWCL's offering is completed as planned and the additional $350 million of borrowing's guaranteed by Motorola is available, the expected required revenues from operations or funds from other sources would be reduced to approximately $300 million. There can be no assurances that such proposed equity offering will be completed as planned.

(4) No payments are expected to be due under the space system contract after the first quarter of 1999.

(5) No payments are expected to be due under the terrestrial network development contract after year end 1999.

(6) Based on the assumed interest payment obligations, interest rates and borrowing levels and Operating's estimates of related costs. Actual interest and financing costs will depend upon applicable interest rates and the amount and timing of actual borrowings.

           Estimated Funding Requirements and Sources of Funding After Year End 1999. The Parent and Operating expect that their funding requirements for the provision of Iridium services and the operation of the Iridium system for the two to three year period following year end 1999 will be based upon uses similar in type to 1999: the costs of operating and maintaining the Iridium system, including the O&M Contract; the costs of providing Iridium services; working capital; interest expense; and financing costs. Following 1999, the Parent and Operating generally expect to fund these cash needs through revenues from operations. In addition, before December 29, 2000, Operating will be required to repay at least approximately $1.28 billion in bank debt. The Parent and Operating expect that on or prior to December 29, 2000, they will raise additional financing and, if available, use revenues from operations to repay such bank debt.


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



FORWARD LOOKING STATEMENTS

           All of the statements in this report regarding the expected acquisition of Claircom and the registrants' expected funding requirements, sources of funds and uses of funds for 1999 and thereafter are forward looking. Actual results are likely to differ, and may differ materially, from the results expressed or implied by such statements. These forward looking statements are based on a number of assumptions, including the expectations of the Parent and Operating about their ability to generate revenues from operations, and should be viewed in light of, among other things, the following facts: (i) the Parent and Operating have no meaningful history of operations or revenues and there is no operational service that provides a direct comparison to the Iridium services; (ii) the estimates of the Parent and Operating assume, among other things, that Operating will transition smoothly from a development stage company into an operating company, that the acquisition of Claircom will proceed as expected and that there will be a sufficient number of customers for, and usage of, Iridium services and the Iridium system to generate revenues in the amounts and at the times anticipated by the Parent and Operating; (iii) the availability of the additional sources of funding the Parent and Operating expect to be able to use is not completely within their control and is conditioned upon the satisfaction of certain conditions (including obtaining and retaining customers and generating revenues); and (iv) the Parent and Operating face many challenges and risks. It is likely that there would be a material adverse effect on the Parent and Operating if actual funding requirements (net of revenues from operations) significantly exceed current estimates. For a discussion of some of the factors that could cause actual results to differ from those expressed or implied by the forward looking statements included in this report, consult the registrants' other filings with the Securities and Exchange Commission, including Exhibit 99 to their report on Form 10-Q for the period ended
September 30, 1998.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                          IRIDIUM LLC

                                          By /s/ ROY GRANT
                                            ------------------------------
                                            Name: Roy Grant
                                            Title: Chief Financial Officer

                                          IRIDIUM OPERATING LLC

                                          By /s/ ROY GRANT
                                            ------------------------------
                                            Name: Roy Grant
                                            Title: Chief Financial Officer

                                          IRIDIUM CAPITAL CORPORATION

                                          By /s/ ROY GRANT
                                            ------------------------------
                                            Name: Roy Grant
                                            Title: Chief Financial Officer

                                          IRIDIUM WORLD COMMUNICATIONS LTD.

                                          By /s/ ROY GRANT
                                            ------------------------------
                                            Name: Roy Grant
                                            Title: Chief Financial Officer

                                          IRIDIUM IP LLC

                                          By /s/ ROY GRANT
                                            ------------------------------
                                            Name: Roy Grant
                                            Title: Chief Financial Officer

                                          IRIDIUM ROAMING LLC

                                          By /s/ ROY GRANT
                                            ------------------------------
                                            Name: Roy Grant
                                            Title: Chief Financial Officer

                                          IRIDIUM FACILITIES CORPORATION

                                          By /s/ ROY GRANT
                                            ------------------------------
                                            Name: Roy Grant
                                            Title: Chief Financial Officer

Date:  December 30, 1998

                                  EXHIBIT INDEX

  Exhibit
  -------
   Number    Description
   ------    -----------
     1       Press Release-Expected Acquisition of Claircom, dated December
             22, 1998

     2       Stock Purchase Agreement, dated as of December 22, 1998, among
             Iridium LLC, Iridium Aero Acquisition Sub, Inc., ATG I, Inc., AT&T
             Wireless Services, Inc. and Rogers Cantel Inc.

     3       Press Release-Establishment of New Bank Credit Facilities, dated
             December 23, 1998

     4       Form of the Senior Secured Credit Agreement among Iridium Operating
             LLC, The Chase Manhattan Bank, Chase Securities Inc. and Barclays
             Bank PLC and the lenders thereto, dated as of December 23, 1998

     5       Form of the Senior Guaranteed Credit Agreement among Iridium
             Operating LLC, The Chase Manhattan Bank, Chase Securities Inc.,
             Barclays Bank PLC and the lenders thereto, dated as of December 23,
             1998

     6 Form of the Second Amended and Restated Memorandum of Understanding among Motorola, Inc., Iridium LLC and Iridium Operating LLC, dated as of December 23, 1998

     7       Form of the Third Amended and Restated Agreement Regarding
             Guarantee among Motorola, Inc., Iridium LLC and Iridium Operating
             LLC, dated as of December 23, 1998